4Q 2023 Earnings Presentation February 7th, 2024 Exhibit 99.2

Legal Disclosures This document contains summarized information concerning Regional Management Corp. (the “Company”) and the Company’s business, operations, financial performance, and trends. No representation is made that the information in this document is complete. For additional financial, statistical, and business information, please see the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the Company’s other reports filed with the SEC from time to time. Such reports are or will be available on the Company’s website (www.regionalmanagement.com) and on the SEC’s website (www.sec.gov). The information and opinions contained in this document are provided as of the date of this presentation and are subject to change without notice. This document has not been approved by any regulatory or supervisory authority. This presentation, the related remarks, and the responses to various questions may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent the Company’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlook or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of the Company. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on such statements. Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management's growth strategy, and opening new branches as planned; Regional Management's convenience check strategy; Regional Management's policies and procedures for underwriting, processing, and servicing loans; Regional Management's ability to collect on its loan portfolio; Regional Management's insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of evolving underwriting models and processes, including as to the effectiveness of Regional Management’s custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management's loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; any future public health crises (including the resurgence of COVID-19), including the impact of such crisis on our operations and financial condition; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management's operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates; the impact of changes in tax laws and guidance, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management's common stock, including volatility in the market price of shares of Regional Management's common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management's charter documents and applicable state law. The foregoing factors and others are discussed in greater detail in the Company's filings with the SEC. The Company will not update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. This presentation also contains certain non-GAAP measures. Please refer to the Appendix accompanying this presentation for a reconciliation of non-GAAP measures to the most comparable GAAP measures. 2

4Q 2023 Financial Highlights 3 Net loss of $7.6 million and diluted loss per share of $0.80 Earnings were reduced by $12.6 million, or $1.34 per share, due to three discrete actions: Restructuring charge - $1.6 million Sale of non-performing loans ⁽1⁾ - $3.9 million Reserves for stressed back book - $7.1 million Total revenue increased $9.6 million, or 7.3% Interest and fee income increased 7.5% due to a 6.6% increase in ANR, inclusive of $1.7 million in reversals from the loan sale Provision for credit losses increased $8.1 million, or 13.3%  Net credit losses up $4.6 million from higher ANR and macro conditions 4Q 23 net credit losses included $13.9 million from accelerated charge-offs resulting from a loan sale; the prior-year period included $13.1 million from accelerated charge-offs from the 4Q 22 loan sale Increase in provision of $3.5 million from a reserve build in 4Q 23 of $2.5 million compared to a reserve release in 4Q 22 of $1.0 million 4Q 23 included a reserve release of $10.8 million due to the loan sale, partially offset by reserve build of $9.3 million due to stressed back book Operating expense ratio increased 1.4% from the prior-year period  4Q 23 operating expense ratio included a 50 basis point increase related to restructuring expenses of $2.0 million; the prior year ratio included a 90 basis point reduction related to incentive compensation of $3.1 million and an insurance settlement of $0.8 million Interest expense increased $2.7 million  Increase due to higher interest rates and ANR growth of $109.3 million (1) Accelerated 1Q 24 charge-offs into 4Q 23 to focus collection efforts 3 NM – Not meaningful

Year-over-year growth rate reduced from credit tightening actions; originations were concentrated on programs to present and former borrowers, who perform better than new borrowers 4Q 23 direct mail, digital and branch originations were down year-over-year 21.8%, 16.4%, and 8.1%, respectively, from tightened credit and focus on present and former borrowers Quarterly Origination Trend 4 ($ in millions) Originations Trend

Controlled Portfolio Growth and Solid Small Loan Growth Record ENR of $1.8 billion, including highest level of small loans at $493 million Generated sequential portfolio growth of $20 million (inclusive of $16 million reduction from loan sale), or 1.2%, in 4Q 23 Achieved year-over-year loan growth of $72 million, or 4.2%, in 4Q 23, down from 19.2% in 4Q 22 due to credit tightening for disciplined growth As of December 31, 2023, 84% of our portfolio carried an APR at or below 36%, down from 86% as of the prior year-end, as we grew our small loan portfolio by $49 million over the last two quarters  Product Mix 5

Higher ENR Per Branch is Driving Efficiency (1)  Same store sales reflect the change in year-over-year sales for the comparable branch base. The comparable branch base includes those branches open for at least one year. 6 ($ in thousands) Branch consolidations and our new-state, lighter-footprint strategy with larger branches are driving higher ENR per branch Same store(1) year-over-year growth rate of 1.5% in 4Q 23 vs. 14.8% in the prior-year period

Revenue grew 7.3% year-over-year to a record $141.7 million in 4Q 23 4Q 23 loan sale decreased total revenue by $1.9 million 4Q 22 loan sale decreased total revenue by $2.2 million in the prior-year period ANR of $1.8 billion grew 1.9% sequentially and 6.6% year-over-year, down from 20.7% in 4Q 22 due to credit tightening for disciplined growth Total Revenue Average Net Finance Receivables 7 ($ in millions) ($ in millions) Revenue Up 7.3% on Controlled Receivable Growth

Revenue Yield (1)  Total revenue and interest and fee income each as annualized percentages of average net finance receivables (2)  Loan sale impacts – (decrease)/increase represents the unfavorable impact of the loan sales on total revenue and interest and fee yield in 4Q 22 and 4Q 23, and the estimated favorable impact on 1Q 23 8 Total revenue yield increased 20 basis points year-over-year due to the impact of pricing changes flowing into the portfolio, offset by the mix shift towards larger, higher-quality loans 4Q 23 loan sale decreased total revenue yield by 30 basis points 4Q 22 loan sale decreased total revenue yield by 40 basis points in the prior-year period Total Revenue and Interest & Fee Yield (0.4%) (0.3%) 0.6% (0.4%) 0.6% (0.2%)

Recent Credit Trends 4Q 23 delinquency of 6.9% decreased 40 basis points sequentially and decreased 20 basis points versus prior year 4Q 23 and 4Q 22 each included a 90 basis point reduction in 30+ days past due from the loan sales that occurred in each respective quarter 30+ days past due of $122.9 million compares favorably to loan loss reserves of $187.4 million as of 4Q 23 4Q 23 net credit loss rate of 15.1% included 320 basis points related to accelerated charge-offs from the 4Q 23 loan sale 4Q 22 net credit loss rate of 15.0% included 320 basis points related to accelerated charge-offs from the 4Q 22 loan sale; 1Q 23 rate of 10.1% was inclusive of an estimated benefit of 280 basis points related to the loan sale 30+ & 90+ Delinquency Rates ($ in millions) Net Credit Loss Rates 9 (1) Loan sale impacts – increase/(decrease) represents the unfavorable impact on the net credit loss rate in 4Q 22 and 4Q 23, and the estimated favorable impact on 1Q 23 (2.8%) 3.2% 3.2%

Front Book Represents 73% of Total Portfolio

($ in millions)



Front Book/Back Book Mix
(December 31, 2023)
$1,771
$123
$187(4)
Front Book (1)
Stressed Back Book (2)
Other (3)
73%
22%
5%
60%
33%
7%
65%
31%
4%
30+ DQ at 5.8%
30+ DQ at 10.4%
30+ DQ at 8.4%
Reserved at 9.5%
Reserved at 14.8%
Reserved at 7.9%
% of Total ENR
% of 30+ DQ ENR
% of Loan Loss Reserves

(1) Front Book defined as loans originated 4Q 22 and onwards
(2) Stressed Back Book defined as 4Q 21 to 3Q 22 originations plus all DQ renewals associated with loans originated prior to 4Q 22
(3) Other defined as loans originated before 4Q 21
(4) Total loan loss reserves as a percentage of ENR is 10.6%

- ENR from higher credit quality front book is becoming a larger portion of the portfolio
- Front book[1] is 73% of the total portfolio, but only 60% of the 30+ DQ ENR
  - Front and back book delinquencies are 5.8% and 10.4%, respectively. Front book continues to mature
- Loans from our back book[2] represent 33% of 30+ delinquent loans receivable as of December 31, 2023, and are expected to liquidate to ~ 8% by the end of 2024
- Front and back book loan loss reserves are 65% and 31% of total loan loss reserves, respectively
  - Front and back book loan loss reserves as a percent of total ENR are 9.5% and 14.8%, respectively. Front book continues to mature

REGIONAL MANAGEMENT 10

Reserved For Stressed Credit Losses Loan loss reserves increased by $2.5 million in 4Q 23 due to portfolio growth and a $9.3 million reserve build for our back book, partially offset by a $10.8 million portfolio reserve release associated with the 4Q 23 loan sale 11 ($ in millions) Loan Loss Reserves

Continued Focus on Operating Leverage & Expense Control 4Q 23 operating expense ratio is higher than prior year by 140 basis points inclusive of the following items: 4Q 23 operating expense ratio increase inclusive of $2.0 million related to restructuring expenses, which increased the ratio 50 basis points 4Q 22 included a reduction to incentive compensation of $3.1 million and insurance settlement proceeds of $0.8 million, which decreased the ratio 90 basis points collectively Operating Expense Ratio (1) Annualized general and administrative expenses as a percentage of average net finance receivables (2) 4Q 23 items included $2.0 million in restructuring expenses (3) 4Q 22 items included a $3.1 million reduction to incentive compensation and $0.8 million from insurance settlement proceeds ($ in millions) Operating Expense 12

13 4Q 23 interest expense as an annualized percentage of ANR increased 40 basis points year-over-year on higher interest rates and ENR growth, while the Federal Funds Rate has increased 100 basis points year-over-year 1Q 23 includes accelerated debt issue costs amortization of $0.6 million, or 10 basis points, related to the early payoff of a $75 million warehouse facility Interest Expense ($ in millions) (1) Cost of Funds (1) Market value (increase)/decrease on interest rate caps (“MTM” or mark-to-market value)

As of December 31, 2023, total unused capacity was $552 million (subject to borrowing base)  Available liquidity of $113 million as of December 31, 2023 Fixed-rate debt represented 82% of total debt as of December 31, 2023, and had a weighted-average revolving duration of 1.2 years Strong Funding Profile Unused Debt Capacity Fixed vs. Variable Debt Funded Debt Ratios 14 ($ in millions) (1) Weighted-average coupon (2) Private securitization that allows for fixed-rate funding of loans with APRs greater than 36%, resulting in a higher WAC than prior securitizations for funding of loans with APRs at or below 36% (3) This is a non-GAAP measure. Refer to the Appendix for a reconciliation to the most comparable GAAP measure. (4) Interest expense as a percentage of average net finance receivables (2) (1) ($ in millions)

4Q 2023 Outlook vs 4Q 2023 Results Key Metrics 4Q 2023 Outlook 4Q 2023 Results 4Q 2023 Results inclusive of: ENR Growth ~$35.0 million $20.4 million $15.9 million reduction from the loan sale Total Revenue Yield  50 basis points sequential decrease 40 basis points sequential decrease 30 basis point decrease from the loan sale Net Credit Losses  ~$52.0 million $66.4 million $13.9 million of accelerated credit losses from the loan sale Reserves as % of ENR 10.4% - 10.6% 10.6% Reserve release of $10.8 million due to the loan sale, partially offset by reserve build of $9.3 million due to stressed back book  G&A Expense $64.0 - $65.0 million $64.8 million $2.0 million in restructuring expenses Interest Expense ~$18.0 million $17.5 million Effective Tax Rate 24.0% (1) 20.5% Discrete tax items recognized in the quarter (1) Prior to discrete items, such as any tax impacts of equity compensation 15

1Q 2024 and FY 2024 Outlook

Key Metrics	1Q 2024 Outlook	FY 2024 Outlook
ENR Growth/(Liquidation)	~($25.0) million	~5-7%
Total Revenue Yield	~40 basis points sequential decrease	~40-50 basis points year-over-year increase
Net Credit Losses/ Net Credit Loss Rate	~$47.5 million	~10.7-10.8%
Reserves as % of ENR	~10.6%	~10.1-10.3%
G&A Expense	~$65.5 million	~$256.0 - $258.0 million
Interest Expense/ Cost of Funds Rate	~$18.5 million	~4.5-4.6%
Effective Tax Rate	~24.0% (1)	~24.0-25.0% (1)

(1) Prior to discrete items, such as any tax impacts of equity compensation

REGIONAL MANAGEMENT 16

Appendix 17

Digital volume represented 23.1% of our total new borrower volume in 4Q 23 Large loans represented 69.5% of new borrower digitally sourced loans booked in 4Q 23 Digital originations and percent of new borrowers decreased sequentially in 4Q 23 due to credit tightening 95% of 4Q 23 digital originations were 600+ FICO vs. 84% in 4Q 19 Digitally Sourced Origination Volume Trend 18 ($ in millions) Digitally Sourced Originations

Significant Capacity to Absorb Losses (1)  Trailing twelve months (TTM) from 1Q 23 through 4Q 23 (2)  Pre-tax pre-provision income (PTPP) is a non-GAAP measure and is defined as net income, plus income taxes and provision for credit losses. Refer to the Appendix for a reconciliation to the most comparable GAAP measure. (3)  Net credit losses as a percentage of average net finance receivables 19

Diversified Liquidity Profile Long history of liquidity support from a strong group of banking partners Diversified funding platform with a senior revolving facility, warehouse facilities, and securitizations 20 (1)  Based on the February 2024 senior revolver renewal

Consolidated Income Statements 21

Consolidated Balance Sheets 22

Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this presentation contains certain non-GAAP financial measures. The Company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the Company’s financial results. The Company believes that these non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our operating results. As a result, the Company believes that the non-GAAP measures that it has presented will aid in the evaluation of the operating performance of the business. Pre-tax pre-provision income and absorption capacity including pre-tax pre-provision income are non-GAAP measures that adjust GAAP measures to exclude income taxes and provision for credit losses. Management uses these absorption measures to evaluate and manage the Company’s position to absorb losses. The Company also believes that these absorption measures provide useful information to users of the Company’s financial statements in the evaluation of its capacity to absorb losses. Furthermore, tangible equity and the funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The Company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the Company’s financial statements in the evaluation of its capital and leverage position.  As a result, the Company also believes that these adjusted measures will aid users of its financial statements in the evaluation of its operating performance. This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide reconciliations of GAAP measures to non-GAAP measures. 23

Non-GAAP Financial Measures (Cont’d) 24 (1) Trailing twelve months (TTM) from 1Q 23 through 4Q 23 (1)

Non-GAAP Financial Measures (Cont’d) 25